Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Max Maxfield, WY Secretary of State
FILED: 03/20/2013 11:32 AM
ID: 2013-000640092

Profit Corporation
Articles of Incorporation

1. Corporation name:

Blue Sky Media Corporation

2. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. **The registered agent must have a physical address in Wyoming.** A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

Northwest Registered Agent Service, Inc.
412 N. Main Street, Ste. 100
Buffalo, WY 82834

3. Mailing address of the corporation:

412 N. Main Street, Ste. 100
Buffalo, WY 82834

4. Principal office address:

412 N. Main Street, Ste. 100
Buffalo, WY 82834

5. Number and class of shares the corporation will have the authority to issue:

75,000,000

6. Incorporators (*list names and addresses of each incorporator*):

Hannah Grabowski
412 N. Main Street, Ste. 100
Buffalo, WY 82834

Received MAR - 4 2013 Secretary of State Wyoming

Received MAR 18 2013 Secretary of State Wyoming

7. Execution (*all incorporators must sign*):

Signature: [signature] **Date:** 02/26/2013 *(mm/dd/yyyy)*
Print Name: Hannah Grabowski

Signature: ____________ **Date:** ____ *(mm/dd/yyyy)*
Print Name: ____

Signature: ____________ **Date:** ____ *(mm/dd/yyyy)*
Print Name: ____

Contact Person: Hannah Grabowski
Daytime Phone Number: (307) 363-1922 Email: hbluesky77@aol.com